                                                Appendix 2 1.4
                                                --------------
                                                To the document prepared
                                                by Rolf Werther, Notary Public,
                                                Bremen, dated 5 March 1998



                        ARTICLES OF INCORPORATION

                                    of

                      IAT Communication Systems GmbH
                                [IAT-new]

                               ************


                                   Section 1
                    Company, Headquarters, Fiscal Year
                    ----------------------------------

1. The company's name is:

   IAT Communication Systems GmbH.

2. The company is headquartered in Bremen, [Federal Republic of Germany].

3. The calendar year is the fiscal year.

                                  Section 2
                             Purpose of the Company
                             ----------------------

1. The company's purpose is to develop, produce, and distribute interactive narrow band and wide band communication systems.

2. The company may engage in any and all businesses related to this activity, both at home and abroad. The company may acquire companies of an identical or similar nature, as well as acquire an interest in such companies and represent them. The company may establish branch offices and offices both at home and abroad.

                                  Section 3
                                 Share Capital
                                 -------------

1. The share capital of the company is DM 100,000.00 (in words: one hundred thousand Deutsche Marks).

2. The following natural persons and entities participate as follows therein:

   Dr. Viktor Vogt: initial contributions of                           DM
   10,000.00                                                       DM 25,000.00
                                                                   DM 43,000.00

   IAT AG, Turgi, Switzerland,
   a corporation subject to Swiss law
   (hereinafter referred to as "IAT Switzerland"):
   an initial contribution of                                      DM 15,000.00

                                                    Mr. Arno Lbben: an initial
                                                    contribution of    DM
                                                    5,000.00

   Hanseatische Industrie-Beteiligungen GmbH,
   a limited liability company subject to German law
   (hereinafter referred to as "HIBEG"):
   an initial contribution of                                          DM
   2,000.00
                                                                  -------------
                                                                  DM 100,000.00

3. At the founders meeting held on 6 February 1998 the following entities assumed a participation in the share capital:

   the limited liability company within
   TDB Treuhandgesellschaft fr Darlehen
   und Beteiligungen mbH, Ganderkesee:
   an initial contribution of                                     DM  25,000.00

   the limited liability company within
   SLH Verwaltungsgesellschaft fr
   Darlehen und Beteiligungen mbH, Ganderkesee:
   an initial contribution of                                     DM  25,000.00

   At present half of these initial contributions have been paid in.

4. At the shareholders meeting held on 5 March 1998 the company s share capital was increased from DM 50,000.00 by DM 50,000.00 to DN 100,000.00, and the following natural persons and entities have assumed a participation therein:

   Dr. Viktor Vogt, Vogelsang:
   an initial contribution of                                     DM  43,000.00

   Mr. Arno Lbben, Bremen:
   an initial contribution of                                     DM   5,000.00

   Hanseatische Industrie-Beteiligungen GmbH, Bremen:
   an initial contribution of                                     DM   2,000.00

   These initial contributions have been paid in full.


                                   Section 4
                         Management and Representation
                         -----------------------------

1. The company has one or more managing directors.

2. If only one managing director has been appointed, s/he shall represent the company alone. If several managing directors have been appointed, the company shall be represented by two managing directors jointly or by one managing director along with a Prokurist [executive with power of attorney]. The shareholders' meeting shall have the right to grant individual managing directors the right to represent the company alone.

3. The company's managing directors may be exempted from the restrictions of 181 BGB [Brgerliches Gesetzbuch - German civil code] by a resolution of the shareholders' meeting.

4. The managing directors are both appointed and recalled by the shareholders' meeting. The shareholders' meeting concludes the employment contracts with the managing directors and is responsible for modifying, annulling, and terminating such employment contracts.

5. The managing directors are charged with conducting the company's business with the due diligence and care expected of businesspersons in accordance with the guidelines and instructions of the shareholders' meeting. The managing directors shall undertake to comply with the restrictions imposed on them by law, these Articles of Incorporation, their individual employment contracts, or the Geschftsordnung [internal rules] adopted by the shareholders' meeting.

6. Two (2) months prior to the termination of a given fiscal year, at the latest, the managing directors shall submit to the shareholders' meeting the business plan for the subsequent business year. Such business plan shall comprise the company's projections with regard to gross sales, results, investments, finances, and personnel (hereinafter referred to as "annual business plan"). The business plan shall be submitted along with an application for approval of same by a resolution of the shareholders' meeting.

7. The authority of the managing directors to manage the company's affairs shall extend to all acts pertaining to operations of a commercial nature involving the company. The managing directors are required to seek the approval of the shareholders' meeting for any acts on their part that exceed the aforesaid authority. This shall apply, in particular, to the following acts by managing directors:

   (1) Establishment of the annual business plan and modifications thereof;

   (2) Acquisition, sale, and encumbrance of real property and equivalent rights;

   (3) Acquisition, sale, and encumbrance of goods and chattels (with the exception of automobiles) valued at more than DM 100,000.00 (excluding value-added tax);

   (4) Purchase and sale of automobiles valued at more than DM 25,000.00 (excluding value-added tax), as well as conclusion of lease agreements for automobiles having an annual object value in excess of DM 25,000.00 (excluding value-added tax);

   (5) Acquisition, sale, and shutdown of operations or facilities, as well as construction of buildings and other corporate installations;

   (6) Establishment and dissolution of branch offices, offices, and corporate production facilities;

   (7) Expansion into new areas of business and abandonment or substantial reduction of existing lines of business;

   (8) Conclusion, modification, and termination of agreements pertaining to the distribution of profits, profit pool agreements, and cooperation agreements;

   (9) Conclusion, modification, and termination of purchase agreements having an object value of DM 500,000.00 (excluding value-added tax), as well as conclusion, modification, and termination of agreements pertaining to employment, services, licensing, know-how, rentals, leases, and so forth (with the exception of automobile lease agreements) having an annual object value in excess of DM 150,000.00 (excluding value-added tax) or a fixed stipulated duration of more than twelve (12) months;

   (10) Conclusion and modification of loan or credit agreements, as well as credit line agreements pertaining to checking accounts or the acceptance of notes;

   (11) Granting of loans or credit lines outside of customary business transactions;

   (12) Granting of collateral for third parties, as well as assumption of guaranties, warranties, and obligations with regard to notes payable; granting of undertakings where the obligation is created by the promise itself, as well as any assumption of liability exceeding customary business transactions;

   (13) Acquisition, sale, and termination of the company's interests in other companies, including acquisition, sale, and termination of shares or interests belonging to other companies;

   (14) Granting of profit and/or gross sales sharing agreements, as well as of retirement and disability plans of any kind;

   (15) Promises to grant rights or the establishment of claims comprising a share in the company's profits;

   (16) Conclusion of agreements pertaining to silent partnerships or loans that include profit sharing;

   (17) Legal transactions with shareholders, their spouses, siblings, and lineal descendants, or the latter's spouses (hereinafter jointly referred to as "close persons");

   (18) Pursuit of active litigation with an amount in controversy in excess of DM 25,000.00; this shall not apply to the collection of receivables;

   (19) Granting and revoking of power of attorney and agency agreements;

   (20) Any other acts which are subject to the prior approval of the shareholders' meeting by way of a resolution.

8. Acts on the part of the managing directors in connection with an approved annual business plan need not be approved separately pursuant to the provisions of the preceding paragraph of this Article.

9. The shareholders' meeting may adopt resolutions requiring prior approval by the shareholders' meeting of other acts on the part of the managing directors.


                                  Section 5
                            Share holders' Meeting
                            ----------------------

 1. The shareholders' meeting shall approve or disapprove all decisions reserved to it under these Articles of Incorporation and/or by law.

 2. Shareholders' meetings shall be convened by the management of the company.

 3. The shareholders shall be invited, in writing, to shareholders' meetings at the seat of the company; such written invitations shall set forth the agenda. There shall be a period of fourteen (14) days between the date on which the invitation is mailed and the date for which the shareholders' meeting is scheduled, not counting either day. This period of invitation may be reduced to three (3) business days if, in the view of the company's management, urgent matters to be resolved by the shareholders' meeting so require.

 4. The annual ordinary shareholders' meeting shall be convened within the first six (6) months of a given fiscal year. This shareholders' meeting shall

      - accept the balance sheet, including appendices and profit and loss statements (annual financial statement) for the fiscal year elapsed;

      - allocate profits;

      - appoint the auditor for the current fiscal year;

    as well as

      - approve the acts of the managing directors.

 5. Extraordinary shareholders' meetings shall be convened if necessary in the interest of the company or if a resolution of the shareholders' meeting is required by law or under these Articles of Incorporation, provided such resolution cannot be delayed until the next scheduled ordinary shareholders' meeting without harming the company.

 6. The management may also convene an extraordinary shareholders' meeting if so requested, in writing, by one shareholder holding at least ten (10) percent of the company's share capital. Such written shareholder's request shall set forth the items to be placed on the agenda, with the proviso that pursuant to 50 para 3 GmbH-Gesetz [law on limited liability companies] shareholders may convene shareholders' meetings themselves if the request to convene a shareholders' meeting is not satisfied within one month of receipt thereof.

 7. Unless the shareholders' meeting resolves otherwise, the shareholders' meeting shall be chaired by the managing director with seniority.

 8. The shareholders' meeting shall constitute a quorum if 75 of one hundred of the existing share capital of the company are represented. If a duly convened shareholders' meeting does not constitute a quorum, a new shareholders' meeting having the same agenda shall be convened immediately, subject to a period of invitation in accordance with para 3 of this article. The shareholders' meeting thus convened shall constitute a quorum regardless of the percentage of shareholders present. The invitation to such shareholders' meeting shall make particular mention of this fact.

 9. Shareholders may be represented at shareholders' meetings by another shareholder pursuant to a written authorization or by an agent pursuant to a proxy statement. The agent shall be another shareholder, a managing director, an executive of the shareholder, or a person who, by virtue of his or her profession, is sworn to confidentiality. S/he must be in possession of a written authorization.

10. Minutes setting forth the outcome of the shareholders' meeting shall be signed by the chairperson of the shareholders' meeting and a secretary, if any, and shall be sent to the shareholders immediately. Any and all resolutions adopted by the shareholders' meeting shall be quoted verbatim in the minutes.

11. At the request of the company's management and to the extent permitted under law, resolutions of the shareholders' meeting may also be adopted, without convening a shareholders' meeting, in writing or via fax, provided no shareholder objects to this form of vote. The originals of resolutions adopted in writing or via fax shall be kept in the company's files by its management. Copies of resolutions adopted in writing or via fax shall be sent to the shareholders immediately.

12. Resolutions shall be adopted by the simple majority of the vote, including the votes of HIBEG, Dr. Vogt and IAT Switzerland, in order to take effect, unless these Articles of Incorporation or statutory requirements prescribe a qualified majority. The provisions of 47 para 4 GmbHG are contracted out, to the extent permitted by law.

                                  Section 6
            Challenging the Resolutions of a Shareholders' Meeting
            ------------------------------------------------------

 1. Resolutions adopted by a shareholders' meeting may be challenged by recourse to the courts in accordance with 5 para 10 or 11 of these Articles of Incorporation within three (3) months of the date on which the documents concerning the resolution were mailed to the shareholders. The same shall apply to any claims alleging that a resolution adopted by the shareholders' meeting is ineffective.

 2. Compliance with the aforementioned period during which a resolution may be challenged is given only if the arbitration proceeding stipulated in these Articles of Incorporation is initiated or if a lawsuit is filed with the competent court, if necessary.

                                  Section 7
                Annual Financial Statement / Management Report
                ----------------------------------------------

 1. The managing directors shall prepare the company's annual financial statement (balance sheet, including profit and loss statement and appendices) and the management report pursuant to 289 HGB [Handelsgesetzbuch - German commercial code] within three (3) months of the end of a given fiscal year; both the annual financial statement and the management report shall be signed by all managing directors.

 2. All accounting procedures shall comply with applicable tax laws, taking into account the statutory requirements of the commercial code.

 3. Both the annual financial statement and the management report shall be audited by an independent auditor or auditing company pursuant to 316 ff. HGB. This shall also apply as long as the company is considered a small entity in the sense of 267 para 1 HGB. Furthermore, the auditor shall prepare a special report regarding all legal transactions of the company with companies in which shareholders of the company or persons close to them hold an interest, directly or indirectly.

 4. The Free Hanseatic City of Bremen shall have all rights pursuant to 53 of the law of August 19, 1969, regarding both the Federal government's and the states' budgetary principles (Haushaltsgrundstzegesetz - law on budgetary principles]. The Rechnungshof [Audit Office] of the Free Hanseatic City of Bremen shall have all rights granted to it under 54 of the law on budgetary principles.

 5. The management of the company shall immediately transmit to the shareholders copies of both the annual financial statement and the management report, including the auditor's report.


                                   Section 8
                            Allocation of Profits
                            ---------------------

 1. The application of profits shall be subject to a resolution of the shareholders' meeting in accordance with 29 of the GmbHG and in consideration of the principle that the shareholders are entitled to distribution of one half of the annual surplus, plus unappropriated earnings carried forward, if any, less losses carried forward, if any, provided the shareholders do not elect, by a simple majority of all votes cast (including those of HIBEG and Dr. Vogt) to apply this portion of the annual surplus in another manner.

 2. The company shall not have the right to grant special consideration of any kind to a shareholder or a person close to a shareholder above and beyond customary profit distributions. Any legal transactions in violation of this provision shall be ineffective, at least as far as the internal relationship of the shareholders is concerned. The so advantaged shareholder or person close to such shareholder shall undertake to return any such special consideration to the company immediately or to reimburse it for the value thereof.

                                   Section 9
                      Transfer and Encumbrance of Shares
                      ----------------------------------

 1. Transfers and encumbrances of shares or of portions thereof to persons other than the company's shareholders, transfers and encumbrances of shareholders' pecuniary claims against the company (in both cases irrespective of the legal ground therefor), as well as grants of sub-interests in shares or the establishment of legal relationships whereby a shareholder enters into a position of trust relative to his or its share(s) or the obligation to bind the exercise of his or its shareholder rights to the consent of a third party, shall be subject to the prior written consent of all shareholders.

 2. The declaration of consent required pursuant to the preceding paragraph is herewith considered given in connection with any transfers of shares from one shareholder of the company to another.

                                  Section 10
                             Redemption of Shares
                             --------------------

 1. It is permissible to redeem (amortize) shares.

 2. The compulsory redemption (compulsory amortization) of a shareholder's share(s) shall be permitted in the following cases:

      a) if the shareholder has grossly violated his or its shareholder obligations;

      b) if a share is attached and if such attachment is not revoked within one month;

      c) if a shareholder applies for bankruptcy or if such bankruptcy application has been rejected for lack of assets; or

      d) if the shareholder has submitted a statement in lieu of an oath pursuant to 807, 899 ff. ZPO [Zivilprozeordnung - German Rules of Civil Procedure].

 3. If a share belongs jointly to several shareholders, the compulsory redemption shall be permitted even if the conditions set forth in para 2 of this Article apply to only one of the shareholders concerned.

 4. The company shall be continued by the remaining shareholders if shares have been subject to redemption or compulsory redemption.

 5. Shares shall be redeemed or subject to compulsory redemption for due consideration. The amount of the compensation to be paid by the company and the manner of such payment shall be subject to the provisions of 14 and 15 of these Articles of Incorporation.

 6. Shares shall be redeemed or subjected to compulsory redemption by a resolution of the shareholders' meeting. The shareholder concerned shall not have the right to vote on such resolution.

 7. The management of the company shall notify the shareholder concerned, in writing, of the redemption or compulsory redemption of his or its shares. The redemption or compulsory redemption shall take effect as of the date on which such writing is received by the shareholder.

 8. If the compensation to be paid has not been determined within one year of receipt, by the shareholder concerned, of the resolution to redeem his or its share(s) pursuant to 14 para 1 of these Articles of Incorporation, the shareholder concerned may demand that the company be dissolved.


                                  Section 11
                Withdrawal of a Shareholder on Special Grounds
                ----------------------------------------------

 1. If

      a) a shareholder grossly violates his or its shareholder duties;

      b) the shares(s) of a shareholder has or have been attached and if such attachment has not been revoked within one month;

      c) the shareholder has applied for bankruptcy or if his or its bankruptcy petition has been rejected due to lack of assets; or

      d) a shareholder has submitted a statement in lieu of an oath pursuant to 807, 899 ff. ZPO,

    the shareholder concerned shall undertake, subject to the respective unanimous resolution of the shareholders' meeting (at which he or it shall not have the right to vote), to transfer his or its share(s) to the remaining shareholders, at the ratio of their current participation in the company's share capital. The other shareholders shall undertake to accept such transfers. Any fractional shares that cannot be distributed shall be transferred to that shareholder of the remaining shareholders who until now has been the company's largest shareholder.

 2. In partial deviation of the provisions set forth in para 1 of this Article, the remaining shareholders may resolve unanimously that the shareholder concerned shall transfer his or its share(s) to one or several shareholders or to one or several third parties.

 3. If several shareholders are jointly entitled to a share and if the preconditions set forth in para 1 of this Article apply to only one of the shareholders concerned, all shareholders jointly holding the respective share(s) shall be subject to the duties set forth in the preceding paragraphs of this Article.

 4. The recipient(s) of the share(s) transferred by the withdrawing shareholder shall pay consideration for such share(s) to such shareholder. The amount of such compensation and the manner of payment thereof shall be subject to the provisions of 14, 15, and 16 of these Articles of Incorporation.

 5. If the compensation to be paid has not been determined within one year of the withdrawal of the shareholder concerned pursuant to 14 para 1 of these Articles of Incorporation, the shareholder concerned may demand that the company be dissolved.


                                  Section 12
                     Duration of the Company / Termination
                     -------------------------------------


 1. The company is established for an unlimited duration.

 2. The company may be terminated by any one of its shareholders, subject to a period of notice of twelve (12) months, effective at the end of a fiscal year; the company may not be terminated prior to 12/31/2003.

 3. Any termination of the company shall be set forth in writing and sent to the company via certified mail. The company's management shall undertake to notify the remaining shareholders of the termination immediately in writing.

 4. If a shareholder has terminated the company, any remaining shareholder shall have the right to join in such termination within one month upon receipt of the notice from the company's management that the company was terminated by a shareholder. The notice of termination of the shareholder joining the initial termination shall also be set forth in writing and sent to the company via certified mail. The management of the company shall notify the remaining shareholders of the second termination immediately in writing. The second termination shall be effective as of the date of the initial termination.

 5. If the company is terminated by a shareholder, it shall enter into liquidation at the time the termination takes effect unless the remaining shareholders resolve unanimously to continue the company.

 6. If the remaining shareholders resolve to continue the company upon its termination, each terminating shareholder shall undertake to transfer his or its share(s) to the remaining shareholders, at the ratio of their current participation in the company's share capital. The remaining shareholders shall undertake to accept such transfers. Any fractional shares that cannot be distributed shall be transferred to that shareholder of the remaining shareholders who until now has been the company's largest shareholder.

 7. In partial deviation of the provisions set forth in para 6 of this Article, the remaining shareholders may resolve unanimously that the withdrawing shareholder shall transfer his or its share(s) to one or several shareholders or to one or several third parties.

 8. The recipient(s) of the share(s) transferred by the withdrawing shareholder(s) shall pay consideration for such share(s) to such shareholder(s). The amount of such compensation and the manner of payment thereof shall be subject to the provisions of 14, 15, and 16 of these Articles of Incorporation.

 9. If the compensation to be paid has not been determined within one year of the withdrawal of the shareholder concerned pursuant to 14 para 1 of these Articles of Incorporation, the shareholder concerned may demand that the company be dissolved.


                                  Section 13
                            Death of a Shareholder
                            ----------------------

 1. If a shareholder who is natural person dies, the company shall not be continued with the heir(s) of the deceased shareholder or with such person to whom the shareholder bequeathed his or its share(s), unless the company declares relative to such heir(s), pursuant to a unanimous resolution of the remaining shareholders, that the company relationship will be continued with him or them. In case of several heirs or beneficiaries, such declaration may be made relative to one or some of the persons concerned. The declaration must be made within three (3) months of the date on which the heir(s) and/or beneficiaries have proven their legitimacy to the company.

 2. To the extent and if the company does not issue a declaration pursuant to para 1 of this Article, the heir(s) and/or beneficiaries of the deceased shareholder, who are not invited into the company, shall undertake to transfer their share(s) to the remaining shareholders, effective as of the date of death of the deceased shareholder, at the ratio of their current participation in the company's share capital. The remaining shareholders shall undertake to accept such transfers. Any fractional shares that cannot be distributed shall be transferred to that shareholder of the remaining shareholders who until now has been the company's largest shareholder.

 3. In partial deviation of the provisions set forth in para 2 of this Article, the remaining shareholders may resolve unanimously that the heir(s) and/or beneficiaries shall transfer their share(s) to one or several shareholders or to one or several third parties.

 4. The recipient(s) of the share(s) so transferred shall pay consideration therefor. The amount of such compensation and the manner of payment thereof shall be subject to the provisions of 14, 15, and 16 of these Articles of Incorporation.

 5. If the compensation to be paid has not been determined within one year of the withdrawal of the respective heir(s) and/or beneficiaries pursuant to 14 para 1 of these Articles of Incorporation, the heir(s) and/or beneficiaries who have withdrawn may demand that the company be dissolved.


                                  Section 14
              Valuation of the Shares of Withdrawing Shareholders
              ---------------------------------------------------

 1. If a shareholder withdraws from the company because his or its share(s) has or have been redeemed or transferred, and if such withdrawing shareholder is entitled to compensation for his or its share(s) pursuant to the provisions of these Articles of Incorporation, absent other stipulations between the withdrawing shareholder and the remaining shareholders, the company's management shall undertake immediately to have the company's value determined as of the date of withdrawal, in accordance with all tax laws applicable to such valuation in effect at the time these Articles of Incorporation are revised (so-called Stuttgart procedure). If a shareholder withdraws from the company, the date governing such valuation shall not be the date of withdrawal but the end of the company's prior fiscal year. The company shall be valued by such auditor or auditing company who or which audited the company's last annual financial statement, which shall serve as the basis for the valuation. The company shall send the auditor's valuation report to the shareholders immediately upon receipt thereof, via certified mail, return receipt requested.

 2. If the withdrawing shareholder disagrees with the findings of the auditor as to the company's value, such shareholder may charge another auditor or auditing company, at his or its expense, with performing a second valuation of the company in accordance with the principles set forth in para 1 of this Article (so-called second valuation). The withdrawing shareholder shall undertake to send such second valuation report to the company, at the latest, within six (6) months of receiving the auditor's valuation report. If the second valuation deviates from the valuation submitted by the company's auditor, the stipulated court of arbitration shall determine the company's value, provided one of the parties to the dispute seeks recourse with such court of arbitration. If the stipulated court of arbitration is not called upon within three (3) months of the date on which the company receives the second valuation, the company value as determined by the first auditor shall be binding on all parties.

 3. The management of the company shall determine the value of the share(s) of the withdrawing shareholder (hereinafter referred to as "value of the share(s) of the withdrawing shareholder") by prorating the value of the company, as previously determined, without any deductions to the share(s) of the withdrawing shareholder that are to be valued, at the ratio of all shareholders' participation quotas.


                                  Section 15
                Compensation of Shareholders Who Have Withdrawn
                -----------------------------------------------

 1. If a shareholder who has withdrawn is entitled to compensation for his or its share(s) pursuant to the provisions of 14 of these Articles of Incorporation, such compensation shall equal the value of the respective shareholder's share(s), as previously determined. If the principles governing the determination of the compensation to be paid to the withdrawing shareholder are or become ineffective, on whatever legal grounds, because the compensation determined in accordance therewith is too low, the lowest permissible compensation shall be considered as having been stipulated with the withdrawing shareholder in such a case in order to warrant and ensure the company's continued existence and development, to the greatest extent possible.

 2. Absent provisions in these Articles of Incorporation or agreements among the parties concerned to the contrary, the compensation shall be paid to the shareholder concerned within twelve (12) months of his or its withdrawal. If the amount of the compensation has not been finally determined at the time the compensation is due and payable, the shareholder who has withdrawn shall be entitled to an on-account payment equal to the undisputed amount of compensation.

 3. The remaining compensation shall bear interest, as of the date of the shareholder's withdrawal, of three (3) percent above the discount rate of the Deutsche Bundesbank, at a minimum, however, of six (6) percent per annum. The discount rate of the Deutsche Bundesbank, as published at the beginning of the fiscal year for which the interest is due, shall apply. The interest shall be paid semi-annually.

 4. The company may elect to pay the entire compensation or portions thereof at an earlier date to the shareholder who has withdrawn.

 5. If it is determined in connection with a tax audit of the company's books that its profits or losses for the period until the withdrawal of the respective shareholder were higher or lower, such revisions shall not affect the compensation of the withdrawing shareholder.


                                  Section 16
                                  Collateral
                                  ----------

 1. If a shareholder withdrawing from the company is entitled to compensation for his or its share(s) pursuant to the provisions of these Articles of Incorporation, the shareholder concerned shall be entitled to collateral for his or its claim for compensation, plus interest pursuant to 15 para 3 of these Articles of Incorporation. This shall not apply if the shareholder's share(s) was or were redeemed.

 2. The collateral shall be created, at the time the shareholder withdraws, by the party to whom the share(s) of the withdrawing shareholder will be transferred.

 3. If the amount of compensation payable to the withdrawing shareholder has not yet been finally determined pursuant to the provisions of 14 and 15 of these Articles of Incorporation, the amount of collateral shall be estimated and determined by the company's auditor charged with valuing the company pursuant to 14 para 1 of these Articles of Incorporation. Such determination of collateral shall be binding on all parties.

 4. The withdrawing shareholder shall not be entitled to collateral for a claim, if any, for release from liability for the company's debts.


                                  Section 17
                          Dissolution of the Company
                          --------------------------

 1. The company may be dissolved if it has been terminated by a shareholder (see 12 para 2 ff. of these Articles of Incorporation) or if the shareholders' meeting adopts a resolution in regard thereto.

 2. The managing director(s) of the company shall carry out the liquidation.

 3. The shareholders shall adopt a resolution regarding the determination of the financial statements to be prepared by the liquidators, as well as regarding approval of the liquidators' acts.

 4. The assets of the company that remain after its creditors have been satisfied shall be distributed among the shareholders at the ratio of their shareholdings.

 5. The liquidators shall consign the records and files of the company to a shareholder or third party; such shareholder or third party shall serve as the custodian thereof for a period of ten (10) years.


                                  Section 18
                                 Notifications
                                 -------------

The notifications of the company shall be published exclusively in the Bundesanzeiger [Official Gazette of the Federal Republic of Germany].


                                  Section 19
                             Court of Arbitration
                             --------------------


Any and all disputes - between shareholders and/or their assigns within the company, on the one hand, and the company, on the other hand, or among shareholders and/or their assigns in the company - stemming from these Articles of Incorporation with regard to their effectiveness, interpretation, or implementation shall be resolved by a court of arbitration, located at the seat of the company, to be stipulated in a separate document, unless the exclusive jurisdiction of the competent court applies by mandatory law. There shall be no recourse to the courts.

                                  Section 20
                                   Deadlines
                                   ---------

The provisions of 193 BGB shall apply to the deadlines stipulated in these Articles of Incorporation.


                                  Section 21
                            Partial Ineffectiveness
                            -----------------------

The invalidity, challengeability, or ineffectiveness in any other respect, in whole or in part, of individual provisions of these Articles of Incorporation shall not affect the legal effectiveness of the remaining provisions of these Articles of Incorporation. The ineffective portion of these Articles of Incorporation shall be replaced by a permissible provision which the parties would have selected if they had known of the ineffectiveness of the original provision. The same shall apply to lacunae, if any, in these Articles of Incorporation. Any and all disputes in regards hereto shall be resolved by the court of arbitration stipulated in 19 of these Articles of Incorporation, to constitutive effect.


Bremen, on this 5th day of March  1998

Signed: Vogt
---------------------                          Signed: Breithaupt
(Dr. Viktor Vogt)


IAT AG

Signed: Vogt
---------------------
(Dr. Viktor Vogt)


Signed: Arno Lbben
---------------------
(Arno Lbben)
on behalf of
Hanseatische Industrie-Beteiligungen GmbH

Signed: M. Pleis
----------------------
(Manfred Pleis)

Signed Werther, Notary Public